                                                              Exhibit 10.24


                            MALLINCKRODT GROUP INC.
                         EXECUTIVE LIFE INSURANCE PLAN
                            PARTICIPATION AGREEMENT


THIS AGREEMENT is made this __________ day of ____________________, 1996 between Mallinckrodt Group Inc., a Missouri corporation, (hereinafter the "Company"), and __________________________ a key employee of the Company (hereinafter the "Participant").

WHEREAS the Board of Directors of the Company has approved the Executive Life Insurance Plan for selected key management employees for the purpose of attracting and retaining outstanding individuals as management employees of the Company; and

WHEREAS such Executive Life Insurance Plan provides that the Participant becomes eligible to participate upon designation by the Company;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Company and the Participant agree as follows:

   1. PARTICIPATION - This agreement is made to evidence the Participant's participation in the Executive Life Insurance Plan for selected key management employees (hereinafter the "Plan"), and to establish the amount of the Participant's Survivor Benefit under the Plan.

   2. SURVIVOR BENEFIT - The Participant's Survivor Benefit, as defined in the Plan, is four times final base salary. Because the benefit is subject to income tax when paid to the beneficiary, the benefit amount will be increased to include all income taxes payable as a result of this Plan.

   3. NON-QUALIFIED PLAN - The Participant's right to a benefit from the Plan is "non-qualified" and the Plan is unfunded in a technical and legal sense. The Participant's sole claim to payments is as a general creditor of the Company. Any informal funding the Company chooses to utilize in meeting its obligations, including life insurance policies insuring the Participant's life, is and will continue to be general, unrestricted assets of the Company.

   4. ADOPTION OF THE PLAN - The Plan (and all its provisions), as it now exists and as it may be amended hereafter, is incorporated herein and made a part of this Agreement.

   5. DEFINITIONS - When used herein, the terms which are defined in the Plan shall have the meanings given them in the Plan, unless a different meaning is clearly required by the context.

   6. ENTIRE AGREEMENT - This agreement contains the entire agreement and understanding by and between the Company and the Participant, and no representations, premises, agreements, or understandings, written or oral, not contained herein shall be of any force or effect.

   7. GOVERNING LAW - This Agreement will be effective when accepted by the Company at its office in Missouri, and will constitute a Missouri contract.

IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate originals as of the day and year first above written.




___________________________
Participant


Approved and accepted by Mallinckrodt Group Inc. in Missouri on ____________, 1996.

By:  ___________________________